                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                _______________


                                   FORM 8-K

                                Current Report

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  January 14, 1999

                                _______________


                         JACOBS ENGINEERING GROUP INC.
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            (Exact name of Registrant as specified in its charter)




    Delaware                      1-7463                        95-4081636
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   (State of                   (Commission File             (I.R.S. Employer
 Incorporation)                   File Number)               Identification
                                                                 Number)




     1111 S. Arroyo Parkway, Pasadena  CA                         91105
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   (Address of principal executive offices)                    (Zip code)



                                (626) 578-3500
-------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)

Item 2.    Acquisition or Disposition of Assets.
On January 14, 1999, Jacobs Engineering Group Inc. ("Jacobs") completed its Agreement and Plan of Merger with the Sverdrup Corporation ("Sverdrup").
Founded in 1928, Sverdrup Corporation provides engineering, architecture, construction and scientific services for the development, design, construction and operation of capital facilities, infrastructure projects and advanced technical systems for public and private sector clients in the United States and internationally. Sverdrup employs more than 5,600 people in 35 offices.

Under the terms of the merger agreement, at closing, a wholly-owned subsidiary of Jacobs ("Merger Subsidiary") was merged with and into Sverdrup. Thereupon, each outstanding share of common stock of Sverdrup was converted into the right to receive a proportional share of the total amount of initial merger consideration paid at closing ($198.0 million), plus a proportional amount of any additional merger consideration that may be paid in the future ("Deferred Merger Consideration"). Amounts payable as Deferred Merger Consideration, if any, will be payable shortly after each of the first three anniversaries of the date of the merger agreement, and is contingent upon Jacobs' stock price reaching certain price thresholds as defined in the merger agreement. After the merger and conversion, the Merger Subsidiary ceased to exist, and Sverdrup survives as a new, wholly-owned subsidiary of Jacobs. The terms of the merger were arrived at by arms-length negotiations between the parties.

Of the total initial merger consideration paid at closing, $10.0 million was paid into an escrow account, the purpose of which will be to settle certain claims or disputes relating to certain contracts and litigation matters identified in the merger agreement.

The initial merger consideration was financed in part by a new, $230.0 million revolving credit facility obtained by Jacobs from a group of banks led by Bank of America NT&SA. Amounts borrowed under this facility initially were used to fund that portion of the initial merger consideration not financed using existing internal funds, and the repayment of certain Sverdrup indebtedness existing at closing.

The shareholders of Sverdrup consisted of approximately 400 employees and former employees of Sverdrup. The merger will be accounted for as a purchase.

Item 7.    Financial Statements and Exhibits.
   (a)  Financial Statements of Businesses Acquired.

       (i) Filed as Exhibit 99.2 to this Form 8-K are the audited, consolidated financial statements of Sverdrup Corporation at December 31, 1997, and 1996 and for each of the three years in the period ended December 31, 1997, together with the report of the independent auditors on those consolidated financial statements.

      (ii) Filed as Exhibit 99.3 to this Form 8-K are the unaudited, condensed consolidated financial statements of Sverdrup Corporation at October 2, 1998 and October 3, 1997, and for each of the nine month periods then ended.


  (b)  Pro Form Financial Information.

       Introductory Paragraphs:

       As a result of the transaction described under Item 2., above, Jacobs Engineering Group Inc. (the "Company") acquired all of the assets and liabilities of the Sverdrup Corporation ("Sverdrup") effective January 1, 1999 for an initial cash purchase price of $198.0 million.

       The transaction will be accounted for as a purchase. Accordingly, the purchase price will be allocated among the assets and liabilities acquired based upon their relative estimated fair values. The excess of the purchase price over the sum of the fair values of the net assets acquired will be classified as goodwill and will be amortized in accordance with the Company's existing policies.

       Any additional purchase price that may be paid in the future, as well any reduction of the purchase price that may be received in the future, will be accounted for as either an increase or decrease in goodwill as the case may be, and will be recognized at the time any such additional payments are made or as any such reductions are received.

       In connection with the purchase of Sverdrup, the Company terminated its existing $45.0 million revolving credit agreement and entered into a new, $230.0 million revolving credit agreement. At closing, the Company borrowed approximately $165.0 million under the new facility which it used, along with approximately $56.1 million of internal funds, to pay
       (i) the initial purchase price of $198.0 million, (ii) certain fees incurred in connection with the transaction ($2.1 million), and (iii) to pay-off certain existing indebtedness of Sverdrup ($21.0 million).

       The accompanying Unaudited Pro Forma Condensed Combined Balance Sheet presents, in columnar form, the consolidated balance sheet of the Company as of September 30, 1998, as filed with the Commission, the consolidated balance sheet of Sverdrup as of October 2, 1998 (its normal month-end date for the month of September 1998), the pro forma adjustments thereto, and the pro forma combined balance sheet. The Unaudited Pro Forma Condensed Combined Balance Sheet was prepared assuming the transaction was consummated on September 30, 1998.

       The accompanying Unaudited Pro Forma Condensed Combined Statement of Income presents, in columnar form, the consolidated statement of income of the Company for the year ended September 30, 1998, as filed with the Commission, the consolidated statement of income of Sverdrup for the year ended October 2, 1998, the pro forma adjustments thereto, and the pro forma combined statement of income. Sverdrup's normal year-end is December 31. Accordingly, the historical financial information of Sverdrup has been adjusted to conform to a September 30 year-end. The Unaudited Pro Forma Condensed Combined Statement of Income was prepared assuming the transaction was consummated on October 1, 1997, and includes those adjustments that are directly attributable to the transaction and which are expected to have a continuing impact on the Company.

       Readers of the accompanying Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statement of Income should also read the explanations of the pro forma adjustments immediately following the Unaudited Pro Forma Condensed Combined Statement of Income.

Jacobs Engineering Group Inc.
Pro Forma Condensed Combined Balance Sheet
September 30, 1998
(In thousands of dollars - unaudited)


                                      Jacobs         Sverdrup
                                    Engineering       Corp.        Pro Forma           Pro Forma
                                   (as reported)   (Historical)   Adjustments          Combined
                                   -------------   ------------   ------------        -----------
ASSETS:
Current Assets:
 Cash and cash equivalents             $101,328       $  6,524       $(56,063)(a)     $   51,789
 Marketable securities                   16,482              -                            16,482
 Receivables                            394,841        176,264                           571,105
 Deferred income taxes                   45,419              -                            45,419
 Other                                    7,937         12,621                            20,558
                                       --------       --------                        ----------
  Total current assets                  566,007        195,409                           705,353
                                       --------       --------                        ----------

Property and Equipment, Net             100,565         30,384                           130,949
Other Noncurrent Assets, Net            140,917         34,782        139,905 (b)        315,604
                                       --------       --------                        ----------
  Total Assets                         $807,489       $260,575                        $1,151,906
                                       ========       ========                        ==========

LIABILITIES AND STOCKHOLDERS'
EQUITY:
Current Liabilities:
 Notes payable                         $    217       $ 10,019         (7,000)(c)     $    3,236
 Accounts payable                       101,846         62,597          6,170 (b)        170,613
 Accrued liabilities                    161,552         29,024                           190,576
 Customer advances                       85,049         37,249                           122,298
 Income taxes payable                    19,684          3,558                            23,242
                                       --------       --------                        ----------
  Total current liabilities             368,348        142,447                           509,965
                                       --------       --------                        ----------

Long-term Debt                           26,221         34,639        151,000 (c)        211,860
Other Long-term Liabilities              35,170         17,161                            52,331
Minority Interests                        6,345              -                             6,345

Stockholders' Equity:
 Preferred stock                              -              -
 Common stock                            25,867              -                            25,867
 Additional paid-in capital              55,698              -                            55,698
 Retained earnings                      300,296              -                           300,296
 Other                                  (10,456)             -                           (10,456)
 Equity of Sverdrup                           -         66,328        (66,328)(d)              -
                                       --------       --------                        ----------
  Total stockholders' equity            371,405         66,328                           371,405
                                       --------       --------                        ----------
                                       $807,489       $260,575                        $1,151,906
                                       ========       ========                        ==========


Jacobs Engineering Group Inc.
Pro Forma Condensed Combined Statement of Income
For the Year Ended September 30, 1998
(In thousands of dollars - unaudited)


                                   Jacobs         Sverdrup
                                 Engineering       Corp.        Pro Forma         Pro Forma
                                (as reported)   (Historical)   Adjustments        Combined
                                -------------   ------------   -----------       -----------
Revenues                          $2,101,145       $996,482                      $3,097,627
                                  ----------       --------                      ----------
Costs and Expenses:
 Direct costs of contracts         1,830,618        866,028                       2,696,646
 Selling, general and
  administrative expenses            184,043        103,731          3,498 (e)      291,272
 Other (income) expense                  436           (615)                           (179)
 Interest (income) expense            (2,736)         2,576         13,436 (f)       13,276
                                  ----------       --------                      ----------
  Total costs and expenses         2,012,361        971,720                       3,001,015
                                  ----------       --------                      ----------
Income Before Taxes                   88,784         24,762 (x)                      96,612 (x)
Income Tax Expense                    34,399         10,397         (5,206)(g)       39,590
                                  ----------       --------                      ----------
Net Income                        $   54,385       $ 14,365                      $   57,022
                                  ==========       ========                      ==========

Net Income Per Share:
 Basic                            $     2.12                                       $     2.22
 Diluted                          $     2.08                                       $     2.19
                                  ==========                                       ==========


Jacobs Engineering Group Inc.
Notes to Unaudited Pro Forma Condensed Financial Statements



(a) This adjustment reflects the pro forma effect on cash at September 30, 1998 giving effect to the amount of internal funds used by the Company to finance the acquisition of Sverdrup.

(b) This adjustment reflects the initial pro forma increase to goodwill resulting from the acquisition, and includes an estimated amount for certain known, direct costs of the acquisition. The final purchase price allocation, which will yield the final goodwill amount to be recorded in connection with this transaction, will be completed in accordance with APB Opinion No. 16, as amended.

(c) As discussed above, in connection with the acquisition of Sverdrup, the Company entered into a new, $230.0 million revolving credit facility which it used to assist in the financing of the acquisition. Also in connection with the acquisition, the Company modified one of its existing short-term credit facilities under which it refinanced amounts outstanding under its old $45.0 million revolving credit facility. This adjustment reflects the effects of the aforementioned financings and refinancings on the September 30, 1998 pro forma balance sheet.

(d) This adjustment eliminates the equity of Sverdrup as of the date of acquisition from the pro forma combined balance sheet.

(e) This adjustment reflects the pro forma amortization of goodwill, computed in accordance with the established policies of the Company.

(f) This adjustment reflects the pro forma effect on net interest expense as a result of the additional debt incurred as a result of the acquisition, combined with the reduction of interest income caused by the pro forma use of the Company's internal funds.

(g) This adjustment reflects the pro forma effects on consolidated income tax expense resulting from the other pro forma adjustments to the pro forma combined results of operations.

(x) Includes $2,909,000 of gains from sales of real estate, which, although included in the historical results of operations of Sverdrup, are non-recurring in nature.

  (c)  Exhibits.

       99.1 Agreement and Plan of Merger Among Sverdrup Corporation, Jacobs Engineering Group Inc., and Jacobs Acquisition Corp., dated as of December 21, 1998.

       99.2 The consolidated financial statements of Sverdrup Corporation at December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, together with the report of the independent auditors on those consolidated financial statements.

       99.3 The unaudited, condensed consolidated financial statements of Sverdrup Corporation at October 2, 1998 and October 3, 1997, and for each of the nine month periods then ended.

       99.4 The $230,000,000 Revolving Credit Agreement dated as of January 11, 1999 Among Jacobs Engineering Group Inc. and Certain of its Designated Subsidiaries, Bank of America NT&SA (as Administrative Agent and Issuing Bank), ABN AMRO Bank, N.A., The First National Bank of Chicago, First Union National Bank and Wells Fargo Bank, N.A. (as the Managing Agents), and NationsBank Montgomery Securities LLC (as Lead Arranger)


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Jacobs Engineering Group Inc.


/s/  John W. Prosser, Jr.

___________________________

John W. Prosser, Jr.
Senior Vice President, Finance
and Administration and Treasurer


Date:  January 15, 1999